As filed with the Securities and Exchange Commission on June 23, 2023

Registration No. 333-183748

Registration No. 333-153421

Registration No. 333-117231

Registration No. 333-60114

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-183748

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-153421

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-117231

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-60114

UNDER THE
Securities Act of 1933

SHOE CARNIVAL, INC.

(Exact name of Registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	35-1736614 (I.R.S. Employer Identification No.)
7500 East Columbia Street Evansville, Indiana (Address of principal executive offices)	47715 (Zip Code)

SHOE CARNIVAL, INC.

2000 STOCK OPTION AND INCENTIVE PLAN

(Full title of the plan)

Mark J. Worden

President and Chief Executive Officer

7500 East Columbia Street

Evansville, Indiana 47715

(Name and address of agent for service)

(812) 867-4034

(Telephone number, including area code, of agent for service)

Copy to:

Janelle Blankenship

Faegre Drinker Biddle & Reath LLP

600 E. 96th Street, Suite 600

Indianapolis, Indiana 46240

(317) 569-9600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

Shoe Carnival, Inc. (the “Company”) is filing this Post-Effective Amendment to the Registration Statements on Form S-8 (File Nos. 333-183748, 333-153421, 333-117231 and 333-60114) (each a “Registration Statement” and collectively, the “Registration Statements”) to withdraw and remove from registration the unissued and unsold securities under the Shoe Carnival, Inc. 2000 Stock Option and Incentive Plan, as amended (the “2000 Plan”), previously registered by the Company pursuant to the Registration Statements. The Registration Statements registered up to 3,900,000 shares of the Company’s Common Stock issuable to participants under the 2000 Plan (as adjusted for the three-for-two stock split in March 2012).

In 2017, the Board of Directors and the shareholders of the Company adopted and approved the Shoe Carnival, Inc. 2017 Equity Incentive Plan (the “2017 Plan”), which replaced the 2000 Plan. After the approval of the 2017 Plan by the shareholders of the Company on June 13, 2017, no further grants were made under the 2000 Plan, and the 2000 Plan expired in accordance with its terms in June 2022. All awards granted under the 2000 Plan have expired, have been fully exercised or have fully vested.

In accordance with the undertaking contained in the Registration Statements pursuant to Item 512 of Regulation S-K, this Post-Effective Amendment to the Registration Statements is being filed to deregister and remove all of the previously registered shares of the Company’s Common Stock that remain unissued and unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Evansville, State of Indiana, on June 23, 2023.

SHOE CARNIVAL, INC.

By	/s/ Mark J. Worden
Mark J. Worden
President and Chief Executive Officer

Each person whose signature appears below hereby authorizes Mark J. Worden and Erik D. Gast, each with full power of substitution, to execute in the name and on behalf of such person any amendment to this Registration Statement, including post-effective amendments, and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Company deems appropriate, and appoints each of Mark J. Worden and Erik D. Gast, each with full power of substitution, attorney-in-fact to sign any amendment to this Registration Statement, including post-effective amendments, and to file the same, with exhibits thereto, and other documents in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statements has been signed by the following persons in the capacities indicated on June 23, 2023:

Signature	Title

/s/ J. Wayne Weaver	Chairman of the Board and Director
J. Wayne Weaver

/s/ Clifton E. Sifford	Vice Chairman and Director
Clifton E. Sifford

/s/ Mark J. Worden	President, Chief Executive Officer and Director
Mark J. Worden	(Principal Executive Officer)

/s/ James A. Aschleman	Director
James A. Aschleman

/s/ Andrea R. Guthrie	Director
Andrea R. Guthrie

/s/ Diane Randolph	Director
Diane Randolph

/s/ Charles B. Tomm	Director
Charles B. Tomm

/s/ Erik D. Gast	Executive Vice President, Chief Financial Officer and Treasurer
Erik D. Gast	(Principal Financial Officer)

/s/ Patrick C. Edwards	Vice President, Chief Accounting Officer, Corporate Controller
Patrick C. Edwards	and Secretary (Principal Accounting Officer)